ASSIGNMENT AND NOVATION AGREEMENT

THIS ASSIGNMENT AND NOVATION AGREEMENT (this "Agreement") is made as of April 16, 2008 by and among Shire Limited (“NewShire”), a public company limited by shares incorporated under the laws of Jersey, Shire plc ("OldShire"), a public limited company incorporated under the laws of England and Wales, and JPMorgan Chase Bank, N.A., (the "Depositary").

WHEREAS, OldShire has entered into a Deposit Agreement dated as of November 21, 2005 (the "Deposit Agreement") with the Depositary and all holders from time to time of American Depositary Receipts issued thereunder;

WHEREAS, OldShire will undergo a scheme of arrangement (the "Scheme of Arrangement") pursuant to which a new listed holding company of OldShire, NewShire, will be put in place through a court approved scheme of arrangement under sections 895 to 899 of the Companies Act 2006;

WHEREAS, in connection with the Scheme of Arrangement, American Depositary Shares (“ADSs”) of OldShire issued under the Deposit Agreement will become ADSs of NewShire without any action required on the part of the holders thereof;

WHEREAS, in connection with the Scheme of Arrangement, OldShire desires to transfer and assign to NewShire its rights, duties and obligations under the Deposit Agreement and to cause the Deposit Agreement to be novated in favor of NewShire;

WHEREAS, NewShire agrees that the Deposit Agreement shall be novated in its favor and is willing to acquire the rights and assume the duties and obligations of OldShire under the Deposit Agreement on the terms and conditions set forth herein; and

WHEREAS, the Depositary agrees to the novation of the Deposit Agreement in favor of NewShire on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. OldShire hereby assigns, transfers and conveys to NewShire, effective immediately prior to the time at which the Scheme of Arrangement becomes effective in accordance with its terms (the "Effective Time"), all of OldShire's rights, duties and obligations under the Deposit Agreement and the Depositary consents to such assignment, transfer and conveyance.

2. NewShire hereby accepts such assignment and covenants and agrees with OldShire and the Depositary that it will, from and including the Effective Time:

(i) perform and discharge all of OldShire’s duties and obligations under the Deposit Agreement and otherwise observe and perform all of the provisions of the Deposit Agreement binding on OldShire; and

(ii) be liable to the Depositary for any breach, non-observance or non-performance by NewShire or OldShire of their respective obligations under the Deposit Agreement whether occurring on, prior to, or following the Effective Time;

in each case as if NewShire had been a party to the Deposit Agreement in place of OldShire from the date on which the Deposit Agreement was entered into and the Depositary accepts the performance and liability of NewShire in place of OldShire.

3. With effect from and including the Effective Time, OldShire shall:

(i) be released from the further performance of its duties and obligations under the Deposit Agreement; and

(ii) cease to have any rights under the Deposit Agreement, including without limitation any rights to indemnification or in respect of any breach, non-observance or non-performance by the Depositary of its obligations under the Deposit Agreement, whether past, present or future.

4. OldShire, NewShire and the Depositary hereby agree that this Agreement shall constitute a novation of the rights and obligations of OldShire under the Deposit Agreement and, accordingly, with effect from and including the Effective Time all of the rights, duties and obligations of OldShire under the Deposit Agreement are hereby assumed by NewShire and the Depositary shall perform its obligations under the Deposit Agreement and be bound by its terms in every way as if NewShire had at all times been a party to the Deposit Agreement.

5. Each of OldShire, NewShire and the Depositary represents and warrants to each other party that:

(i) it has full power, authority and legal right to enter into and perform this Agreement;

(ii) it has taken all necessary legal and corporate action to authorize the execution and performance of this Agreement; and

(iii) this Agreement constitutes a legal, valid and binding obligation of such party.

6. Each of NewShire and the Depositary agree that in the Deposit Agreement (i) the terms "deliver", "execute", "issue", "register", "surrender", "transfer" or "cancel" are meant to also refer to entries or electronic transfers in the direct registration system (which is the system for the uncertificated registration of ownership of securities established by The Depository Trust Company and utilized by the Depositary pursuant to which the Depositary may record the ownership of ADRs without the issuance of a certificate, which ownership shall be evidenced by periodic statements issued by the Depositary to the holders entitled thereto), (ii) "ADRs" as such term is defined in the Deposit Agreement, may either be in physical certificated form or in book-entry form through such direct registration system and (iii) references in the Deposit Agreement to such ADRs shall include certificated ADRs as well as those issued through the direct registration system, unless the context otherwise requires.

7. OldShire and NewShire hereby instruct the Depositary that, in relation to dividends on Deposited Securities (as defined in the Deposit Agreement), to the extent that holders of Shares of NewShire are permitted to elect to receive dividends from OldShire (a company resident for tax purposes in the United Kingdom) or from Shire Limited (a company resident for tax purposes in the Republic of Ireland), the Depositary shall elect to receive all such dividends from OldShire and shall be entitled to any and all protections afforded to the Depositary under the Deposit Agreement in connection with abiding by such instructions. The Depositary agrees to abide by such instruction.

8. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

9. The parties hereto agree that they will take all actions reasonably necessary to carry out the matters contemplated by this Agreement.

10. This Agreement constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

11. No amendment, modification or waiver of any provision of this Agreement, nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such amendment, modification or waiver shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

12. If any term or provision of this Agreement should be declared invalid by a court of competent jurisdiction, the remaining terms and provisions of this Agreement shall be unimpaired and the invalid term or provision shall be replaced by such valid term or provision as comes closest to the intention underlying the invalid term or provision.

13. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles.

14. This Agreement may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

SHIRE LIMITED

By: /s/Tatjana May
Name: Tatjana May
Title:   Company Secretary and General Counsel

SHIRE PLC

By: /s/Tatjana May
Name: Tatjana May
Title:   Company Secretary and General Counsel

JPMORGAN CHASE BANK, N.A.

By: /s/Melinda L. VanLuit
Name: Melinda L. VanLuit
Title:   Vice President